InsPro Technologies Corporation Announces Third Quarter 2012 Financial Results

Radnor, PA – November 14, 2012 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading software innovator and provider of an insurance administration and marketing system, InsPro Enterprise, used by insurance carriers and third party administrators, that supports individual and group business lines and efficiently processes agent, direct market, worksite and web site generated business, today announced its financial results for the quarter ended September 30, 2012.

Third Quarter 2012 Highlights

•	Revenues from continuing operations increased 98% to $3,372,990 in the third quarter of 2012, compared to $1,699,802 in the third quarter of 2011 primarily due to increased professional services fees and to a lesser extent higher ASP/Hosting and maintenance revenue.

•	Loss from continuing operations increased to $1,240,515 in the third quarter of 2012, compared to a loss of $1,181,227 in the third quarter of 2011. A modest improvement in gross profit, which was the result of higher revenue largely offset by higher spending on InsPro Enterprise functional improvements, was offset by higher selling general and administrative expenses especially costs associated with recently acquired software licenses.

•	Net loss was $1,154,579 in the third quarter of 2012, compared to net loss of $982,809 in the third quarter of 2011.

Year to Date 2012 Highlights

•	Revenues from continuing operations increased 57% to $8,835,150 in the nine months ended September 30, 2012, compared to $5,636,023 in the same period of 2011. Increased professional services fees, ASP/Hosting revenue and maintenance revenue more than offset the lower license fee revenue so far in 2012.

•	Loss from continuing operations decreased to $2,699,495 in the nine months ended September 30, 2012, compared to a loss of $3,064,934 in the same period of 2011. The improved operating performance was the result of higher revenue offset by increased expense related to accelerated enhancements to InsPro Enterprise’s functionality.

•	Net loss was $6,864,779 for nine months ended September 30, 2012, compared to net loss of $1,496,548 for 2011 year to date. The increased net loss was primarily the result of a non cash loss on the change of the fair value of warrant liability of $4,508,078 in 2012, compared to gain of $929,671 in 2011.

Anthony R. Verdi, Chief Executive Officer, stated, “The continued significant growth of revenue and improving financial results only begins to tell our story in 2012. We are successfully achieving important milestones this year on four new implementations of InsPro Enterprise and at our recent Executive Forum we unveiled the initial version of our upgraded platform which adds Annuity product support to our capabilities. We remain committed to the partnership with our clients and to providing the premier results driven end to end technology solution for insurance companies and administrators.”

About InsPro Enterprise

The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics. InsPro Enterprise was designed as a single technology solution to manage all insurance processing requirements and built from the ground up to support both group and individual policies. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise software, an end-to-end; web-based policy administration system used by insurance carriers and third party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower IT support costs, increase customer retention, and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the effects of existing and new clients, our prospect pipeline, and the investments in and potential of our technology platform. Forward-looking statements provide InsPro Technologies Corporation current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies Corporation’s most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission. These documents are available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Anthony R. Verdi, CEO, CFO and COO

484-654-2200
finance@inspro.com

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues	$3,372,990	$1,699,802	$8,835,150	$5,636,023

Cost of revenues	3,237,929	1,587,656	7,844,648	5,035,330

Gross profit	135,061	112,146	990,502	600,693

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	580,579	765,496	1,735,783	2,053,281
Advertising and other marketing	84,802	27,199	145,119	81,243
Depreciation and amortization	255,316	166,521	717,072	521,309
Rent, utilities, telephone and communications	99,652	93,526	281,353	282,363
Professional fees	176,905	99,199	385,407	307,856
Other general and administrative	178,323	141,432	425,264	419,575

	1,375,577	1,293,373	3,689,998	3,665,627

Loss from operations	(1,240,516)	(1,181,227)	(2,699,496)	(3,064,934)

Gain from discontinued operations	138,818	198,529	409,094	638,034

Other income (expense):
Gain (loss) on the change of the fair value of warrant liability	-	103	(4,508,078)	929,671
Interest income	419	5,087	4,008	19,483
Interest expense	(53,300)	(5,301)	(70,307)	(18,802)

Total other income (expense)	(52,881)	(111)	(4,574,377)	930,352

Net loss	$(1,154,579)	$(982,809)	$(6,864,779)	$(1,496,548)

Net income (loss) per common share - basic and diluted:
Income (loss) from operations	$(0.03)	$(0.03)	$(0.18)	$(0.06)
Gain from discontinued operations	0.00	0.01	0.01	0.02
Net income (loss) per common share	$(0.03)	$(0.02)	$(0.17)	$(0.04)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
ASSETS

CURRENT ASSETS:
Cash	$2,091,032	$3,702,053
Accounts receivable, net	2,444,375	1,506,234
Tax receivable	766	766
Prepaid expenses	285,143	116,649
Other current assets	396	2,139
Assets of discontinued operations	87,817	104,002

Total current assets	4,909,529	5,431,843

Property and equipment, net	1,501,835	496,692
Intangibles, net	-	260,050
Other assets	80,608	80,608

Total assets	$6,491,972	$6,269,193

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable	$66,686	$8,586
Accounts payable	1,906,096	644,563
Accrued expenses	712,777	521,383
Current portion of capital lease obligations	74,319	109,872
Deferred revenue	1,672,039	622,500

Total current liabilities	4,431,917	1,906,904

LONG TERM LIABILITIES:
Warrant liability	-	1,674,226
Capital lease obligations	95,776	113,943

Total long term liabilities	95,776	1,788,169

SHAREHOLDERS' EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750
shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 2,797,379
shares issued and outstanding (liquidation value $8,392,137)	5,427,604	5,427,604
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655
shares issued and outstanding)	41,544	41,543
Additional paid-in capital	43,293,255	37,038,318
Accumulated deficit	(49,662,228)	(42,797,449)

Total shareholders' equity	1,964,279	2,574,120

Total liabilities and shareholders' equity	$6,491,972	$6,269,193

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30
	2012	2011
Cash Flows From Operating Activities:
Net loss	$(6,864,779)	$(1,496,548)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	717,072	521,309
Stock-based compensation	72,632	250,354
(Gain) loss on change of fair value of warrant liability	4,508,078	(929,671)
Changes in assets and liabilities:
Accounts receivable	(938,141)	(261,290)
Tax receivable	-	2,840
Prepaid expenses	(168,494)	(10,518)
Other current assets	1,743	(151)
Other assets	-	1,950
Accounts payable	738,392	(348,106)
Accrued expenses	191,394	118,309
Deferred revenue	1,049,539	531,537
Assets of discontinued operations	16,185	(84,197)

Net cash used in operating activities	(676,379)	(1,704,182)

Cash Flows From Investing Activities:
Purchase of property and equipment	(939,022)	(98,235)

Net cash used in investing activities	(939,022)	(98,235)

Cash Flows From Financing Activities:
Gross proceeds from note payable	118,206	37,540
Payments on note payable	(60,106)	(33,650)
Fees paid in connection with secured note from related party	-	(8,370)
Gross proceeds from capital leases	27,442	-
Payments on capital leases	(81,162)	(117,535)
Restricted cash in connection with letters of credit	-	1,152,573

Net cash provided by financing activities	4,380	1,030,558

Net (decrease) in cash	(1,611,021)	(771,859)

Cash - beginning of the period	3,702,053	4,429,026

Cash - end of the period	$2,091,032	$3,657,167